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                                                                   EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

     Calypte, Inc., a Delaware corporation

     Calypte Biomedical Corporation, a Delaware corporation

     Pepgen Corporation, a California corporation (49% owned)